Press Release For Immediate Release NYSE Trading Symbol: UDR	Contact: Larry Thede Phone: 720.283.2450	Email: Web:	ir@udr.com www.udr.com

UDR TO PARTICIPATE IN

INVESTOR CONFERENCES

DENVER, CO (February 25, 2009): UDR, Inc. (NYSE: UDR) today announced that they will participate in two investor conferences on March 3, 2009.

Thomas W. Toomey, Chief Executive Officer and President, will host a roundtable discussion at the 2009 Citigroup REIT CEO Conference in Naples, Florida on Tuesday, March 3 at 1:15 p.m. Eastern Time. To listen to UDR’s roundtable presentation, dial (719) 785-5595 and enter Passcode 730780.

Warren L. Troupe, Senior Executive Vice President, will make a presentation at the Sandler O’Neill Financial Services Conference in San Francisco, California on Tuesday, March 3 at 4:00 p.m., Pacific Time. The presentation will be Webcast live and archived for 60 days following the conference at http://www-waa-akam.thomson-webcast.net/us/dispatching/SOP—20090303

About UDR, Inc.
UDR, Inc. (NYSE:UDR), an S&P 400 company, is a leading multifamily real estate investment trust (REIT) with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of December 31, 2008, UDR owned 44,388 apartment homes and had 2,242 homes under development and another 289 homes under contract for development in its pre-sale program. For over 37 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.